UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2007

    ZBB ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-33540 (Commission File Number)	39-1987014 (IRS Employer Identification No.)

N93 W14475 Whittaker Way Menomonee Falls, Wisconsin (Address of principal executive offices)	53051 (Zip Code)

Registrant’s telephone number, including area code:  (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2007, shareholders of ZBB Energy Corporation (“ZBB”) approved the 2007 Equity Incentive Plan of ZBB Energy Corporation (the “Plan”) at the 2007 Annual Meeting of Shareholders (the “Meeting”).  The Plan provides for the grant of nonstatutory stock options, incentive stock options, restricted stock and restricted stock units to certain employees and non-employee directors designated by the board of directors or a committee determined by the board of directors to administer the Plan.  The purpose of the Plan is to provide for compensation alternatives for certain employees and directors in order to retain superior employees and directors and to provide a stronger incentive to put forth maximum effort for continued growth and success of ZBB.

The maximum number of shares which may be issued under the Plan, subject to adjustment in certain circumstances, is 1,500,000 shares of common stock.  The maximum number of shares subject to options granted during any fiscal year under the Plan to any one employee is 300,000 shares of common stock.  No awards may be granted pursuant to the Plan on or after December 12, 2017.

The complete text of the Plan is set forth in Appendix A to the Proxy Statement on Schedule 14A, filed on November 16, 2007, and is incorporated herein by reference.  The foregoing summary of the material features of the Plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

Item 8.01  Other Events.

Also at the Meeting, ZBB’s shareholders re-elected William A. Mundell to serve as a Class III director until the 2010 Annual Meeting of Shareholders and ratified the appointment of PKF to serve as ZBB’s independent auditors for fiscal 2008.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	2007 Equity Incentive Plan (incorporated by reference to the Proxy Statement for the 2007 Annual Meeting of the Shareholders of ZBB Energy Corporation) 2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 14, 2007

ZBB ENERGY CORPORATION

By:  /s/ Robert J. Parry

Robert J. Parry

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2007 Equity Incentive Plan of ZBB Energy Corporation (incorporated by reference to the Proxy Statement for the 2007 Annual Meeting of the Shareholders of ZBB Energy Corporation)

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